                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We consent to the incorporation by reference in this Registration Statement of Sandy Spring Bancorp, Inc. on Form S-8 of our reports dated February 22, 2005 relating to our audit of the consolidated financial statements and internal controls over financial reporting, which appear on pages 26 and 27 in the Annual Report on Form 10-K of the Sandy Spring Bancorp, Inc .for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Frederick, Maryland
July 18, 2005